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                                      Published CUSIP Number: ________________

                               CREDIT AGREEMENT

                                    among

                      SOUTHERN CALIFORNIA EDISON COMPANY

                             the Several Lenders
                       from Time to Time Parties Hereto

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent

                           WELLS FARGO BANK, N.A.,
                             as Syndication Agent

   BARCLAYS BANK PLC, MORGAN STANLEY BANK, N.A., SUNTRUST BANK and UBS LOAN
                                 FINANCE LLC,
                          as Co-Documentation Agents

                          Dated as of March 17, 2009

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       BANC OF AMERICA SECURITIES LLC and WELLS FARGO SECURITIES, LLC,
                as Joint Lead Arrangers and Joint Bookrunners

Page i

                              Table of Contents

      2.20. Procedure for Swingline Borrowing; Refunding of Swingline Loans.25

Page ii

Page iii

SCHEDULES

1.1   Lending Offices and Commitments

EXHIBITS
A     Form of Note
B     Form of Exemption Certificate
C     Form of Borrower Closing Certificate
D-1   Form of Legal Opinion of Associate General Counsel of the Borrower
D-2   Form of Opinion of Special Counsel to the Administrative Agent
E     Form of Assignment and Assumption
F     Form of New Lender Supplement
G     Form of Commitment Increase Supplement
H     Form of Swingline Loan Notice

Page iv

                               CREDIT AGREEMENT

            This CREDIT AGREEMENT, dated as of March 17, 2009 (as may be amended, supplemented or otherwise modified from time to time, this
"Agreement"), is made by and among SOUTHERN CALIFORNIA EDISON COMPANY, a
California corporation (the "Borrower"), the several banks and other financial institutions from time to time parties hereto (the "Lenders"),
WELLS FARGO BANK, N.A., as syndication agent (in such capacity, the
"Syndication Agent"), BARCLAYS BANK PLC, MORGAN STANLEY BANK, N.A., SUNTRUST
BANK, and UBS LOAN FINANCE LLC, as co-documentation agents (in their respective capacities as such, the "Co-Documentation Agents"), and BANK OF
AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the
"Administrative Agent" and, together with the Syndication Agent and the
Co-Documentation Agents, the "Agents").

                             W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the Lenders make
available to it revolving loan commitments in the amount of $500,000,000; and

            WHEREAS, the Lenders are willing to make the loan commitments available to the Borrower upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, and of other good and valuable consideration given, the receipt whereof is hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.                                DEFINITIONS
1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

            "ABR":  for any day, a rate per annum equal to the greatest of
      (a) the Prime Rate in effect on such day, (b) the Federal Funds
      Effective Rate in effect on such day plus 1/2 of 1% and (c) the
      Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus the Applicable Margin for Eurodollar Loans (provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA LIBOR Rates Page 3750 (or on any
      successor or substitute page of such page) at approximately 11:00 a.m.
      London time two Business Days prior to such day).  Any change in the
      ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal
      Funds Effective Rate or the Eurodollar Rate, respectively.

            "ABR Loans":  Loans and Swingline Loans, the rate of interest applicable to which is based upon the ABR, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

            "Act":  as defined in Section 9.15.

            "Additional Costs":  as defined in Section 2.13(a).

            "Administrative Agent": as defined in the preamble hereto.

            "Affiliate":  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

            "Agents":  as defined in the preamble hereto.

             "Agreement":  as defined in the preamble hereto.

            "Applicable Margin":  for any day, the applicable rate per annum set forth under the relevant column heading below, based upon the then most current senior unsecured debt ratings of the Borrower issued by
      S and P and Moody's, respectively:

 Level       Rating     Facility  Applicable
                        Fee Rate  Margin     Applicable
                                  for ABR    Margin for
                                    Loans    Eurodollar
                                                Loans
1        A/A2 or higher  0.250%       0%       1.500%
2        A-/A3           0.375%       0%       1.750%
3        BBB+/Baa1       0.450%       0%       1.950%
         or lower

            Subject  to the  provisions  of  this  paragraph  regarding  split ratings,  changes in the Applicable Margin shall become effective on the date on which S and P and/or  Moody's  changes its relevant  rating.  In the event of split  ratings,  the higher rating shall  govern.  In the event that,  at any time,  a rating is not  available  from one of such rating agencies,  the Applicable Margin shall be determined on the basis of the rating from the other  rating  agency.  In the event that,  at any time, ratings from each such rating  agency are not  available  for  companies generally,  the  Applicable  Margin shall be  determined on the basis of the last  rating(s)  made  available.  In the event  that,  at any time, such  ratings  are not  available  for the  Borrower  but are  generally available for other  companies,  then the Applicable  Margin shall be as for Level 3.

            "Assignee":  as defined in Section 9.6(c).

            "Assignment and Assumption":  as defined in Section 9.6(c).

            "Bank of America": Bank of America, N.A., a national banking association.

            "BBA LIBOR": as defined in "Eurodollar Rate".

            "benefited Lender":  as defined in Section 9.7(a).

            "Board":  the Board of Governors of the Federal Reserve System
      (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrower Materials": as defined Section 6.1.

            "Borrowing Date":  any Business Day specified in a notice (i)
      pursuant to Section 2.2 as a date on which the Borrower requests the
      Lenders to make Loans hereunder or (ii) pursuant to Section 2.20 as a date on which the Borrower requests the Swingline Lender to make
      Swingline Loans hereunder.

            "Business Day":  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar
      Loan, the term "Business Day" shall mean any Business Day (as defined above) on which dealings in Dollars between banks may be carried on in
      London, England and in New York, New York.

            "Closing Date":  March 17, 2009.

            "Co-Documentation Agents":  as defined in the preamble hereto.

            "Code":  the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment":  as to any Lender, the obligation of such Lender to make Loans and to acquire participations in Swingline Loans in the aggregate principal and/or face amount set forth under the heading
      "Commitment" opposite such Lender's name on Schedule 1.1 or in the
      Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, including Section 2.1.

            "Commitment Increase Amount":  as defined in Section 2.1(b).

            "Commitment Increase Notice":  as defined in Section 2.1(b).

            "Commitment Period":  the period from and including the Closing
      Date to the Termination Date.

            "Commonly Controlled Entity":  an entity, whether or not
      incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
      Section 414 of the Code.

            "Confidential Information": as defined in Section 9.14.

            "Consolidated Capital":  at any time, the sum of, without
      duplication, (i) Consolidated Total Indebtedness plus (ii) the amount set forth opposite the captions "shareholder's equity" and "preferred stock" (or similar captions) on a consolidated

      balance sheet of the
      Borrower prepared in accordance with GAAP plus (iii) the outstanding principal amount of any junior subordinated deferrable interest debentures or similar securities issued by the Borrower or any of its
      Subsidiaries after December 15, 2005.

            "Consolidated Capitalization Ratio":  on the last day of any fiscal quarter, the ratio of (a) Consolidated Total Indebtedness to (b)
      Consolidated Capital.

            "Consolidated Total Indebtedness":  at any date, the sum of (i)
      the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date determined on a GAAP consolidated basis and (ii) without duplication, the aggregate principal amount of all
      Indebtedness of any other Persons at such date determined on a GAAP consolidated basis to the extent the payment of such Indebtedness is guaranteed by the Borrower or any of its Subsidiaries.

            "Contractual Obligation":  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Conversion Date":  as defined in Section 2.6.

            "Cost  of  Funds  Rate":  for any  day,  the  fluctuating  rate of interest per annum for such day equal to the offer rates  applicable  to
      Federal  funds for a term of one  Business  Day at the time  received by the Administrative Agent.

            "Cost of Funds Rate Loan":  a Swingline  Loan that bears  interest at a rate based upon the Cost of Funds Rate.

            "Default":  any of the events  specified in Section 7,  whether or not any  requirement  for the  giving of notice,  the lapse of time,  or both, or any other condition, has been satisfied.

             "Defaulting   Lender":   any  Lender,   as   determined   by  the
      Administrative  Agent,  that has at any time,  whether or not cured, (a)
      failed to fund any portion of its Loans or  participations  in Swingline
      Loans within three  Business  Days of the date  required to be funded by it hereunder,  (b) notified the Borrower,  the  Administrative  Agent or any Lender in writing  that it does not intend to comply with any of its funding  obligations under this Agreement or has made a public statement to the  effect  that it does not  intend  to  comply  with  its  funding obligations  under this Agreement or under other  agreements in which it commits to extend  credit,  unless the subject of a good faith  dispute,
      (c)  failed,   within  three   Business   Days  after   request  by  the
      Administrative  Agent,  to confirm in writing  that it will  comply with the  terms  of  this  Agreement  relating  to its  obligations  to  fund prospective  Loans,  unless the  subject of a good  faith  dispute,  (d)
      otherwise  failed to pay over to the  Administrative  Agent or any other
      Lender  any other  amount  required  to be paid by it  hereunder  within three  Business Days of the date when due,  unless the subject of a good faith dispute,  (e) has become a "defaulting  lender" (however  defined)
      or has otherwise  defaulted in its  obligations  to fund loans under any other  credit  agreement  to which  such  Lender is a party,  unless the subject of a good faith  dispute,  or (f) (i)

      become or is  insolvent or
      is the  Subsidiary  or  Affiliate  of a  Person  that has  become  or is insolvent  or (ii)  become the  subject of a  bankruptcy  or  insolvency proceeding,  or has had a receiver,  conservator,  trustee or  custodian appointed  for it,  or has  taken  any  action  in  furtherance  of,  or indicating  its consent  to,  approval  of or  acquiescence  in any such proceeding or  appointment or is the Subsidiary or Affiliate of a Person that has become the subject of a bankruptcy  or  insolvency  proceeding, or has had a receiver,  conservator,  trustee or custodian appointed for it, or has  taken  any  action in  furtherance  of,  or  indicating  its consent  to,  approval  of or  acquiescence  in any such  proceeding  or appointment.

            "Dollars" and "$":  dollars in lawful currency of the United
      States of America.

            "Downgraded Lender": any Lender that has a non-investment grade rating from Moody's, S and P or another nationally recognized rating agency.

            "Environmental Laws":  any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other
      Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

            "ERISA":  the Employee Retirement Income Security Act of 1974, as
      amended from time to time.

            "Eurodollar Loans":  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate":  with respect to each day during each Interest
      Period pertaining to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher of 1/100th of 1%) equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  In the event that Reuters does not publish BBA
      LIBOR, the "Eurodollar Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the
      Administrative Agent is offered Dollar deposits at or about 11:00 A.M.,
      New York City time, two Business Days prior to the beginning of such
      Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of its Eurodollar Loan.

            "Eurodollar Tranche":  the collective reference to Eurodollar
      Loans the then current Interest Periods with respect to all of which begin on the same date and end on

      the same later date (whether or not
      such Loans shall originally have been made on the same day).

            "Event of Default":  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Exposure":  with respect to any Lender at any time, an amount equal to the sum of, without duplication, (i) the amount of such
      Lender's outstanding Loans and Swingline Participation Amount at such time, and (ii) such Lender's Percentage of the outstanding Swingline
      Loans at such time.

            "Facility Fee":  the facility fee payable pursuant to Section
      2.3(a) at the Facility Fee Rate.

            "Facility Fee Rate":  the facility fee rate per annum set forth in the definition of "Applicable Margin".

            "Federal Funds Effective Rate":  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the
      Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "GAAP":  generally accepted accounting principles in the United
      States of America in effect from time to time.

            "Governmental Authority":  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hedge Agreements":  all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Indebtedness":  of any Person at any date, without duplication,
      (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or representing reimbursement obligations in respect of letters of credit which have been funded, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all indebtedness created or arising under any conditional sale or title retention agreement with respect to property acquired by such Person
      (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all direct and indirect
      guarantee obligations (whether by guarantee, reimbursement or indemnity or agreement to maintain financial condition or solvency or otherwise)
      of such Person in respect of any obligations of the type described in the preceding clauses (a) through (d) of any other Person, (f) all obligations of the kind referred to in clauses (a) through (d) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property
      (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (g) for the purposes of Section 7(g) only, all obligations of such Person in respect of Hedge Agreements in an amount equal to the net amount that would be payable by such Person upon the acceleration, termination or liquidation thereof.  Notwithstanding the foregoing, with respect to the Borrower, Indebtedness shall not include
      (i) obligations under a Receivables Securitization of such Person, (ii)
      any junior subordinated deferrable interest debentures or similar securities issued by the Borrower or any of its Subsidiaries after
      December 15, 2005, (iii) power-purchase contract obligations and fuel contract obligations that in each case are included as indebtedness on the consolidated balance sheet of the Borrower and (iv) indebtedness of variable interest entities that are consolidated with the Borrower for financial reporting purposes and whose indebtedness is non-recourse to the Borrower and its Subsidiaries (other then such entities).

            "indemnified person":  as defined in Section 9.5.

            "indemnified liabilities":  as defined in Section 9.5.

            "Indenture":  the Trust Indenture, dated as of October 1, 1923 between the Borrower and The Bank of New York Trust Company, N.A. and
      D.G. Donovan as trustees, as amended and supplemented from time to time.

            "Interest Payment Date":  (a) as to any ABR Loan (other than a
      Swingline Loan), the last day of each March, June, September and
      December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan, having an Interest
      Period of three months or less, the last day of each Interest Period therefor, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof (e.g., six months), after the first day of such
      Interest Period and the last day of such Interest Period, (d) as to any
      Eurodollar Loan the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Swingline
      Loan is required to be repaid.

            "Interest Period":  (a) with respect to any ABR Loan (other than a Swingline Loan), the period commencing on the Borrowing Date or the
      Conversion Date, as the case may be, with respect to such ABR Loan and ending on the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, and (b) with respect to any Eurodollar Loan:

            (i) initially, the period commencing on the Borrowing Date or the
      Conversion Date, as the case may be, with respect to such Eurodollar
      Loan and ending one, two, three

      or six months or 7, 14 or 21 days
      thereafter as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto;
      and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months or 7, 14 or 21 days thereafter as selected by the Borrower by irrevocable notice to the Administrative
      Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest
      Periods are subject to the following:

                   (1)  if any Interest Period would otherwise end on a day
            that is not a Business Day, such Interest Period shall be
            extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                   (2)  any Interest Period for a Loan that would otherwise
            extend beyond the Termination Date shall end on the Termination
            Date; and

                   (3)  any Interest Period that begins on the last Business
            Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Lenders":  as defined in the preamble hereto; provided that wherever appropriate, each reference herein to the Lenders shall be deemed to include the Swingline Lender.

            "Lending Office":  each Lender's lending office designated in
      Schedule 1.1 or such other office of such Lender notified to the
      Administrative Agent and Borrower.

            "Lien":  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever
      (including, without limitation, any conditional sale or other title retention agreement and any capitalized lease obligation having substantially the same economic effect as any of the foregoing).

            "Loan":  any loan made by any Lender pursuant to Section 2.1 or
      2.20(b).

            "Loan Documents":  this Agreement and any Notes.

            "Material Adverse Effect":  a material adverse effect on the business, property, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole.

            "Materials of Environmental Concern":  any gasoline or petroleum
      (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding any such substances, materials or wastes that are used or present on any property in conformance with the Requirements of Law.

            "Moody's":  Moody's Investors Service, Inc.

             "New Lender":  as defined in Section 2.1(c).

            "Non-Excluded Taxes":  as defined in Section 2.14(a).

            "Non-U.S. Lender":  as defined in Section 2.14(d).

            "Note":  as defined in Section 2.4(e).

            "Other Taxes":  any and all present or future stamp or
      documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participants":  as defined in Section 9.6(b).

            "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Percentage":  as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have terminated, the percentage which the aggregate principal amount of such Lender's Exposure at such time constitutes of the Total Exposures at such time.

            "Person":  an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan":  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly
      Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Platform": as defined Section 6.1.

            "Prime Rate":  the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of
      America in connection with extensions of credit to debtors).  Any change in such rate announced by Bank of America shall take effect at
      the opening of business on the day specified in the public announcement of such change.

            "Public Lender": as defined Section 6.1.

            "Receivables Securitization":  any financing pursuant to which accounts receivable of the Borrower or any of its Subsidiaries are (or
      are purported to be) sold or pledged, which financing shall be non-recourse (except for customary limited recourse provisions) to the
      Borrower and its Subsidiaries.

            "Refunded Swingline Loans":  as defined in Section 2.20(b).

            "Register":  as defined in Section 9.6(d).

            "Regulation FD": as defined in Section 9.14.

            "Regulatory Change":  as to any Lender, any change occurring or taking effect after the date of this Agreement in federal, state, local or foreign laws or regulations, or the adoption or making or taking effect after such date of any interpretations, directives, or requests applying to a class of lenders including the Lenders of or under any federal, state, local or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Required Lenders":  at any date, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have terminated, the Total Exposures at such time.

            "Requirement of Law":  as to any Person, the Certificate of
      Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental
      Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer":  the Chief Financial Officer, the
      Treasurer or any Assistant Treasurer of the Borrower, or any employee of the Borrower designated by any of the foregoing.

            "S and P":  Standard and Poor's Ratings Group.

            "Significant Subsidiary":  as defined in Regulation S-X of the
      United States Securities and Exchange Commission (or any successor), as the same may be amended or supplemented from time to time.

             "Subsidiary":  as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a
      "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a
      Subsidiary or Subsidiaries of the Borrower.

            "Swingline  Commitment":  the  obligation of the Swingline  Lender to make  Swingline  Loans  pursuant  to  Section  2.19  in an  aggregate principal amount at any one time outstanding not to exceed $50,000,000.

            "Swingline  Lender":  Bank of  America,  N.A,  in its  capacity as
      provider  of  Swingline   Loans,  or  any  successor   Swingline  Lender
      hereunder.

            "Swingline Loans":  as defined in Section 2.19(a).

            "Swingline Participation Amount":  as defined in Section 2.20(c).

            "Syndication Agent":  as defined in the preamble hereto.

             "Termination Date":  the date upon which the Commitments shall terminate, which shall be March 16, 2010.

            "Total Commitments":  at any time, the aggregate amount of the
      Commitments then in effect.  The amount of the Total Commitments as of the Closing Date is $500,000,000.

            "Total Exposures":  at any time, the aggregate amount of the
      Exposures of all Lenders at such time.

            "Transferee":  as defined in Section 9.6(f).

            "Type":  as to any Loan, its nature as an ABR Loan or a
      Eurodollar Loan.

1.2.  Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have their defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto or thereto.

(b)     As used herein and in the Notes and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)     The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section,
Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                  AMOUNT AND TERMS OF THE CREDIT FACILITY
2.1.  The Commitments; Increase in Total Commitments.  (a)  Subject to the
terms and conditions hereof, each Lender severally agrees to make revolving credit loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding that will not result in such Lender's Exposure exceeding such Lender's Commitment (except as otherwise provided in Section 2.19(a) with respect to the Swingline
Lender).  During the Commitment Period the Borrower may use the Commitments
by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary in this Agreement, in no event may Loans be borrowed under this Section 2 if, after giving effect thereto, the aggregate principal amount of the Total Exposures at such time would exceed the Total Commitments then in effect.  The Loans may from time to time be Eurodollar Loans or ABR
Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.

            (b)   In the event that the Borrower wishes from time to time to increase the Total Commitments, it shall notify the Administrative Agent in writing of the amount (the "Commitment Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice"), and the
Administrative Agent shall notify each Lender of such proposed increase.  The
Borrower may, at its election (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Commitment Increase
Amount pursuant to paragraph (d) below and/or (ii) with the consent of the
Administrative Agent (which consent shall not be unreasonably withheld or delayed), offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Commitment
Increase Amount pursuant to paragraph (c) below.  Each Commitment Increase
Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Commitment increase.  The Borrower or, if requested by the Borrower, the Administrative
Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.  Each Commitment Increase Amount shall be at least
$25,000,000.

            (c)   Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased
Commitments and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section
2.1(b)(ii) shall execute a New Lender Supplement with the Borrower and the
Administrative Agent, substantially in the form of Exhibit F, whereupon such bank, financial institution or other entity (herein called a "New Lender")
shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such New Lender, provided that the Commitment of any such new Lender shall be in an amount not less than $5,000,000.

            (d)   Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.1(b)(i) shall, in each case, execute a Commitment Increase

Supplement with the Borrower and the
Administrative Agent, substantially in the form of Exhibit G, whereupon such
Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule
1.1 shall be deemed to be amended to so increase the Commitment of such
Lender.

            (e)   Notwithstanding anything to the contrary in this Section
2.1, (i) in no event shall any increase effected pursuant to this Section 2.1 cause the Total Commitments hereunder to exceed $600,000,000 and (ii) no
Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

            (f)   On the effective date of each increase in the Commitments
pursuant to this Section 2.1 and notwithstanding other provisions of this
Agreement to the contrary (i) the Lenders shall make such payments as shall be directed by the Administrative Agent in order that the outstanding Loans shall be held ratably by the Lenders based on their respective Commitments and (ii) Swingline Participation Amounts shall be deemed to be reallocated according to the respective Commitments of the Lenders.  Payments of interest, fees and commissions with respect to the Loans and Swingline Loans shall be made to give effect to any adjustments in the Loans made pursuant to this Section 2.1.

            (g)   On the effective date of each increase in the Commitments
pursuant to this Section 2.1, the conditions set forth in paragraphs (b),
(c), (e), (f) (with appropriate modifications) and (g) of Section 5.1 shall have been satisfied with respect to such increased Commitments as if such paragraphs applied to such increase, mutatis mutandis.

2.2.  Procedure for Borrowing.  The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice, which notice must be executed by a Responsible Officer of the Borrower and received by the
Administrative Agent prior to (a) 11:00 A.M., New York City time, two
Business Days prior to the requested Borrowing Date, in the case of
Eurodollar Loans, or (b) 12:00 Noon, New York City time, on the requested
Borrowing Date, in the case of ABR Loans.  Each such notice shall specify
(i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of
Eurodollar Loans, the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that the Swingline
Lender may request, on behalf of the Borrower, borrowings of ABR Loans in other amounts pursuant to Section 2.20(b).  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the
Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.
Such borrowing will then be made available to the Borrower by the
Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the
Administrative Agent by the Lenders promptly upon receipt thereof and in like funds as received by the Administrative

Agent; provided that Loans made to
finance the reimbursement of a Swingline Loan as provided in Section 2.20(b)
shall be remitted by the Administrative Agent to the Swingline Lender.
Swingline Loans shall be made as provided in Section 2.19.

2.3.  Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Facility Fee (subject to Section 2.18(a)) for the period from and including the first day of the Commitment Period to and excluding the Termination Date, computed at the Facility Fee Rate on the average daily amount of the Commitment of such Lender (or, following termination of the Commitment of such Lender, on the average daily amount of the Exposure of such Lender) during the period for which payment is made, payable in arrears on the last day of each March, June, September and
December and on the Termination Date and, following termination of the
Commitments, on demand.

(b)     The Borrower agrees to pay to the Administrative Agent for its own account any fees separately agreed to by the Borrower and the Administrative
Agent in writing.

2.4.  Repayment of Loans and Swingline Loans; Evidence of Debt.  (a)  The
Borrower hereby unconditionally promises to pay (i) to the Administrative
Agent for the account of each Lender the then unpaid principal amount of each
Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7) and (ii) to the
Swingline Lender the then unpaid principal amount of each Swingline Loan as set forth in Section 2.19(c).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.8.  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the
Swingline Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Sections 2.8 and 2.19.

(b)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan and Swingline Loan of such Lender and participating interests of such Lender in Swingline Loans from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)     The Administrative Agent shall maintain the Register pursuant to
Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan and Swingline Loan made hereunder, the
Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each
Lender's share thereof.

(d)     The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation

of the Borrower to repay (with applicable interest) the Loans and
Swingline Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)     The Borrower agrees that, upon the request to the Administrative
Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans (and, in the case of the
Swingline Lender, the Swingline Loans) of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount
(a "Note").

2.5.  Prepayments and Termination or Reduction of Commitments.  (a)  The
Borrower may, upon not less than three Business Days' notice to the
Administrative Agent, terminate or reduce the unutilized amount of the
Commitments.  Any reduction of the Commitments shall be in an amount equal to
$10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

(b)     The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business
Days' irrevocable notice to the Administrative Agent.  Each such notice shall specify the date and amount of prepayment and whether the prepayment is of
Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.15 and (except in the case of ABR Loans) accrued interest to but excluding such date on the amount prepaid.  Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

(c)   The Borrower may at any time and from time to time prepay the Swingline
Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent and the Swingline Lender received no later than 12:00 Noon, New York City time, on the day of the proposed prepayment.
Each such notice shall specify the date and amount of prepayment and whether the prepayment is of Cost of Funds Rate Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.15 and accrued interest to but excluding such date on the amount prepaid.  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or the then outstanding aggregate principal amount of the
Swingline Loans.

(d)   At any time after a Lender has become a Defaulting Lender, the Borrower may (i) reduce the Defaulting Lender's Commitment to be equal to the amount of such Defaulting Lender's outstanding Loans (and participation in Swingline
Loans) at the time such Lender becomes a Defaulting Lender, by giving notice to such Defaulting Lender and the Administrative Agent (provided that concurrently with such reduction, the Total Commitments shall be reduced by the amount by which such Defaulting Lender's Commitment is reduced) or (ii)
terminate in full the Commitment of such Defaulting Lender by giving notice to such Defaulting Lender and the Administrative Agent; provided that (1) at the time of any such

termination pursuant to clause (ii), no Default or Event
of Default exists (or, if a Default or Event of Default exists, the Required
Lenders consent to such termination); (2) concurrently with such termination
(A) the Total Commitments shall be reduced by the Commitment of such
Defaulting Lender (it being understood that the Borrower may not terminate the Commitment of a Defaulting Lender to the extent that, after giving effect to such termination, the Total Exposures would exceed the Total Commitments)
and (B) the Borrower shall pay all amounts owed to such Defaulting Lender hereunder (subject to Section 2.18(b)) less the Borrower's reasonable estimate of the amount (if any) of any breakage costs expected to be incurred by the Borrower as a result of the events or circumstances pursuant to which such Lender became a Defaulting Lender (which estimate shall be conclusive, absent manifest error).  The Borrower agrees to return to such Defaulting
Lender the excess (if any) of its reasonable estimate of the amount of any breakage costs over the actual amount of such breakage costs.  The termination of the Commitment of a Defaulting Lender pursuant to this Section
2.5(d) shall not be deemed to be a waiver of any right that (x) the Borrower, the Administrative Agent or any other Lender may have against such Defaulting
Lender or (y) such Defaulting Lender may have against the Borrower based on the estimate described in the preceding sentence.

(e)     If a Lender at any time becomes a Defaulting Lender and the Total
Exposures at such time exceed an amount equal to the total of (i) the Total
Commitments minus (ii) such Defaulting Lender's Commitment (after giving effect to any reduction or termination pursuant to Section 2.5(d)) plus (iii)
the principal amount of such Defaulting Lender's outstanding Loans, then the
Borrower shall promptly (and in any event within three Business Days), prepay
Loans in an amount sufficient to eliminate such excess.  Except for the mandatory nature thereof, any prepayment of Loans pursuant to this Section
2.5(e) shall be subject to the provisions of Section 2.5(b); provided that such prepayment may be in any amount that is an integral multiple of
$1,000,000.

2.6.  Conversion and Continuation Options.  ABR Loans may, at any time, be converted into Eurodollar Loans and Eurodollar Loans may, on the last day of any Interest Period applicable thereto, be converted into ABR Loans or continued as Eurodollar Loans (the date of any such conversion, the
"Conversion Date"), as follows:

(a)     In order to continue outstanding Eurodollar Loans as Eurodollar Loans for another Interest Period, or to convert ABR Loans to Eurodollar
      Loans, the Borrower shall give the Administrative Agent irrevocable notice thereof prior to 11:00 A.M. New York City time, two Business
      Days before the first day of the Interest Period to be applicable to such continued or converted Eurodollar Loans, which notice shall specify the length of the Interest Period requested by the Borrower to be applicable to such Loans.

(b)     No Loan may be converted into, or continued as, a Eurodollar Loan when any Event of Default has occurred and is continuing and the
      Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation.

(c)     If the Borrower fails to give a notice as described above in this
      Section 2.6 to continue an outstanding Eurodollar Loan or to convert such Loan to an ABR Loan, or if such continuation or conversion is not permitted pursuant to paragraph (b) above, such

      Loans shall be
      automatically converted to ABR Loans on the last day of the then expiring Interest Period applicable to such Loans.

(d)     The Administrative Agent shall promptly notify each Lender of each notice received by the Administrative Agent from the Borrower pursuant to this Section 2.6.

(e)     This Section shall not apply to Swingline Loans, which may not be continued or converted (it being understood that, subject to the terms and conditions set forth in this Agreement, Swingline Loans may be reborrowed on the same day other Swingline Loans are being repaid).

2.7.  Minimum Amounts and Maximum Number of Tranches.  All borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof.  In no event shall there be more than five Eurodollar Tranches outstanding at any time.

2.8.  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the
Applicable Margin therefor.

(b)     Each ABR Loan shall bear interest for each day from the applicable
Borrowing Date at a rate per annum equal to the ABR plus the Applicable
Margin therefor.

(c)   Each Swingline Loan shall bear interest for each day from the applicable Borrowing Date at the applicable rate provided in Section 2.19.

(d)   If all or a portion of (i) the principal amount of any Loan or
Swingline Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated
maturity, by acceleration or otherwise), such overdue amount shall, to the extent permitted by applicable law, bear interest at a rate per annum which is equal to the rate applicable to ABR Loans pursuant to Section 2.8(b) plus
2% from the date of such non-payment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(e)   Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

2.9.  Computation of Interest and Fees.  (a)  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Facility Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a
Eurodollar Rate.

(b)     Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the

Lenders in the absence of manifest error.  The
Administrative Agent shall deliver to the Borrower upon request a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a) or (b).

2.10. Inability to Determine Interest Rate.  If prior to the first day of any
Interest Period:

(a)     the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error)
that the Eurodollar Rate can not be determined by any of the means set forth in the definition of "Eurodollar Rate" and, by reason of circumstances affecting the eurodollar market, quotations of interest rates for the relevant deposits are not being provided to Bank of America in the relevant amount or for the relevant maturities for purposes of determining the
Eurodollar Rate for such Interest Period, or

(b)     the Administrative Agent shall have received notice from the
Required  Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such
Lenders (as conclusively certified by such Lenders, absent manifest error) of making or maintaining their affected Loans during such Interest Period, the
Administrative Agent shall give telecopy or telephonic notice thereof to the
Borrower and the Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar
Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar
Loans shall be converted, on the first day of such Interest Period, to ABR
Loans.  Each such Lender shall promptly notify the Administrative Agent upon any change in such determination of the adequacies and fairness of the
Eurodollar Rate, and the Administrative Agent shall promptly withdraw its notice to the Borrower following receipt of such notices from the Required
Lenders.  Until such withdrawal by the Administrative Agent, no further
Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

2.11. Pro Rata Treatment and Payments.  (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower of any Facility Fee hereunder, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans, and any reduction of the
Commitments of the Lenders shall be made pro rata according to the
Percentages of the Lenders, in each case except to the extent another provision of this Agreement specifies a different treatment (including, but not limited to, Section 2.18).  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the
Administrative Agent (except payments to be made directly to the Swingline
Lender as expressly provided herein), for the account of the Lenders, at the
Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder becomes due and payable on a day other than a Business
Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such

extension; provided that if such next
succeeding Business Day falls in the following calendar month, then such payment shall be due and payable on the Business Day immediately preceding the original date on which such payment becomes due and payable.

(b)     Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the
Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the
Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds
Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative
Agent submitted to any Lender with respect to any amounts owing under this
Section shall be conclusive in the absence of manifest error.  If such
Lender's pro rata share of such borrowing is not made available to the
Administrative Agent by such Lender within three Business Days of such
Borrowing Date, the Administrative Agent shall also be entitled to repayment of such amount with interest thereon at the rate per annum otherwise applicable to such Loans hereunder, on demand, from the Borrower and, upon such payment, no further interest shall be payable with respect to such amount.  The payment of interest by a Lender to the Administrative Agent pursuant to this Section 2.11(b) shall not be deemed to be a waiver of any right the Borrower may have against such Lender for such Lender's failure to make Loans to the Borrower as required hereunder.

(c)     Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date on which any payment is due to the
Administrative Agent for the account of the Lenders hereunder that the
Borrower will not make such payment to the Administrative Agent, the
Administrative Agent may assume that the Borrower is making such amount available to the Administrative Agent, and the Administrative Agent may, in
reliance upon such assumption, distribute to the Lenders a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the payment date therefor, each of the Lenders shall pay to the Administrative Agent, on demand, the amount so distributed to such
Lender with interest thereon at a rate equal to the daily average Federal
Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the
Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.  Nothing herein shall be deemed to limit the rights of the
Administrative Agent or any Lender against the Borrower.

2.12. Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement (a) such Lender shall promptly give notice thereof to the Borrower and the Administrative
Agent, (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Lender's outstanding Eurodollar
Loans, if any, shall be converted

automatically to ABR Loans on the
respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

2.13. Additional Costs.  (a)  If, as a result of any Regulatory Change:

(i)   any Lender shall be subject to any tax of any kind whatsoever with respect to amounts payable to it under this Agreement or any Eurodollar
      Loan made by it, or the basis of taxation of payments to such Lender in respect thereof is changed (except, in each case, for Non-Excluded
      Taxes covered by Section 2.14, net income taxes and franchise taxes, and changes in the rate of tax on the overall net income of such
      Lender); or

(ii)  any reserve, special deposit, or capital adequacy, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender are imposed, modified, or deemed applicable; or

(iii) any other condition affecting this Agreement, any Eurodollar Loans or participation therein is imposed on any Lender after the date hereof;
      and

any Lender determines that, by reason thereof, the cost to such Lender of making or maintaining its Commitment or any of its Eurodollar Loans to the
Borrower, or the cost (including reduced rate of return) to such Lender of participating in, issuing or maintaining any such Loans, is increased or any amount receivable by such Lender hereunder in respect of any of such Loans is reduced, in each case by an amount reasonably deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Additional Costs"), then the Borrower shall pay to such Lender upon its request the additional amount or amounts as will compensate such
Lender for such Additional Costs within 15 Business Days after written notice of such Additional Costs is received by the Borrower; provided, however, that if all or any such Additional Costs would not have been payable or incurred but for such Lender's voluntary decision to designate a new Lending Office, the Borrower shall have no obligation under this Section 2.13 to compensate such Lender for such amount relating to such Lender's decision; provided, further, that the Borrower shall not be required to make any payments to such
Lender for Additional Costs resulting from capital adequacy requirements incurred more than 60 days prior to the date that such Lender notifies the
Borrower of such Lender's intention to claim compensation therefor.  Each
Lender will notify the Borrower and the Administrative Agent of any
Regulatory Change occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.  Each Lender requesting compensation under this
Section 2.13(a) shall furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

(b)     Without limiting the effect of the provisions of Section 2.13(a) (but without duplication thereof), the Borrower will pay to any Lender, within 15
Business Days of receipt by the Borrower of notice from such Lender, for each day such Lender is required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board as in effect on the date of this
Agreement, an additional amount determined by such Lender equal to the product of the following:

(i)   the principal amount of the Eurodollar Loan;

(ii)  the remainder of (x) a fraction the numerator of which is the
      Eurodollar Rate for such Eurodollar Loan and the denominator of which is one minus the rate at which such reserve requirements are imposed on such Lender on such day minus (y) such numerator; and

(iii) 1/360.

Such Lender shall request payment under this Section 2.13(b) by giving notice to the Borrower as of the last day of each Interest Period for each
Eurodollar Loan (and, if such Interest Period exceeds three months' duration, also as of three months, or a whole multiple thereof, after the first day of such Interest Period).  Such notice shall specify the basis for requesting such compensation and the method for determining the amount thereof.  Such
Lender shall provide any evidence of such requirement to maintain reserves as the Borrower may reasonably request.

(c)     Determinations by any Lender for purposes of this Section 2.13 of the amount of any Additional Costs or of any amount under Section 2.13(b) shall be conclusive, provided that such determinations are made absent manifest error.

2.14. Taxes.  (a)  All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the
Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), unless the Borrower is compelled by law to make such deduction or withholding.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative
Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded
Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts they would have received had no such obligation been imposed on the Borrower; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's designation of a different Lending Office (provided that such Non-Excluded
Taxes are imposed at the time of the first payment to such Lender under this
Agreement following such designation and excluding any designation required by any Requirement of Law or occurring pursuant to Section 2.16) or failure to comply with the requirements of paragraph (d) of this Section 2.14.

(b)     In addition, the Borrower shall pay any Other Taxes (other than Other
Taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP, provided that the Borrower shall be permitted not to pay such Other Taxes being so contested only so long as such nonpayment could not reasonably be expected to have any adverse effect on the rights or remedies of the Lenders hereunder or under any other Loan
Document) to the relevant Governmental Authority in accordance with applicable law.

(c)     Whenever any Non-Excluded Taxes or Other Taxes (other than Other
Taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP, provided that the Borrower shall be permitted not to pay such Other Taxes being so contested only so long as such nonpayment could not reasonably be expected to have any adverse effect on the rights or remedies of the Lenders hereunder or under any other Loan
Document) are payable by the Borrower, as promptly as possible thereafter the
Borrower shall send to the Administrative Agent for the account of the
Administrative Agent or the relevant Lender, as the case may be, certificates or other valid vouchers or receipts received by the Borrower showing payment thereof.  If the Borrower fails to pay any such Non-Excluded Taxes or Other
Taxes when due to the appropriate taxing authority or fails to remit to the
Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the
Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d)     Each Lender (or Transferee) that is not a "United States person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a
Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form
W-8BEN (certifying as to entitlement to treaty benefits) or Form W-8ECI
(claiming exemption from withholding because the income is effectively connected with a U.S. trade or business), or, in the case of a Non-U.S.
Lender claiming exemption from U.S. federal withholding tax under Section
871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit B and a Form
W-8BEN (certifying as to beneficial ownership), or any subsequent versions thereof or successors thereto properly completed and duly executed by such
Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan
Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any
Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender, or upon the reasonable request by the Borrower or the Administrative Agent.  Each Non-U.S. Lender shall promptly notify the
Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Each Non-U.S. Lender agrees to (i) promptly notify the
Administrative Agent and Borrower if any fact set forth in any such certificate ceases to be true and correct and (ii) take such steps and may be reasonably necessary to avoid any applicable Requirements of Law that
Borrower make any deduction or withholding for taxes from amounts payable to the Non-U.S.

Lender under this Agreement.  Notwithstanding any other
provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph after the date it becomes a party to this Agreement (or, in the case of any Participant, after the date such
Participant purchases the related participation) that such Non-U.S. Lender is not legally able to deliver.

2.15. Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans or in the conversion into or continuation of
Eurodollar Loans, after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement,
(b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Eurodollar
Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if applicable, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to but excluding the last day of the relevant Interest Period (or proposed Interest Period) at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

2.16. Change of Lending Office.  Each Lender agrees that if it makes any demand for payment under Sections 2.13 or 2.14(a), or if any adoption or change of the type described in Section 2.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different Lending Office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 2.13 or
2.14(a), or would eliminate or reduce the effect of any adoption or change described in Section 2.12.

2.17. Replacement of Lenders under Certain Circumstances.  If any Lender (a)
shall make a request for reimbursement for amounts owing pursuant to Sections
2.13 or 2.14 (for itself or its Participant) or for which amounts are otherwise payable by the Borrower pursuant to Section 2.14, (b) shall deliver any notice to the Borrower and Administrative Agent pursuant to Section
2.12(a), (c) does not consent to an amendment or waiver that requires the consent of all Lenders and has been approved by the Required Lenders or (d)
is a Defaulting Lender or a Downgraded Lender, then the Borrower may require such Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the other Loan Documents to a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of
Default shall have occurred and be continuing at the time of such replacement
(or, if a Default or Event of Default exists, the Required Lenders consent to such replacement), (iii) the Borrower shall repay, without duplication, all
Loans, Swingline Loans, Swingline Participation Amounts and other amounts owing to such replaced Lender on or prior to the date of replacement,
(iv) the

Borrower shall be liable to such replaced Lender under Section 2.15 if any outstanding Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a
Lender, shall be reasonably satisfactory to the Administrative Agent,
(vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (c) and (e) (provided that the
Borrower or the replacement bank or institution shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.13 or 2.14, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.18. Defaulting Lenders.

            Notwithstanding  any provision of this  Agreement to the contrary, if any Lender  becomes a  Defaulting  Lender,  then the  following  provisions shall apply:

             (a)  fees shall cease to accrue on the unfunded portion of the
Commitment of such Defaulting Lender pursuant to Section 2.3;

             (b)  any payment of principal of or interest on Loans (including through sharing of payment pursuant to Section 9.7(a) but excluding any payment pursuant to Section 2.5(d) net of any amount described in Section
2.5(d)(2)(B)) shall, if the Borrower so directs at the time of making such payment, be applied to amounts owed to Lenders other than such Defaulting
Lender until amounts owed to such other Lenders are paid, as if the amount owed to such Defaulting Lender hereunder in respect of Loans and reimbursement obligations were zero;

             (c)  the Commitment and the Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required
Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which materially and adversely affects such Defaulting Lender disproportionately when compared with other affected Lenders shall require the consent of such Defaulting Lender; and

             (d)  the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender to satisfy such Defaulting Lender's obligations under
Sections 2.2 and 8.9 until all such unsatisfied obligations are fully paid.

            In the event that the  Administrative  Agent and the Borrower each agrees that a  Defaulting  Lender has  adequately  remedied  all matters  that caused such Lender to be a Defaulting  Lender,  and, subject to the consent of the  Administrative  Agent and the  Borrower,  then on such  date such  Lender shall  purchase  at  par  such  of  the  Loans  of the  other  Lenders  as the
Administrative  Agent  shall  determine  may be  necessary  in order  for such
Lender to hold such Loans in accordance with its Percentage.

2.19. Swingline Commitment.  (a)  Subject to the terms and conditions hereof, the Swingline Lender shall make a portion of the credit otherwise available to the Borrower under the Commitments from time to time during the Commitment
Period by making swing line loans ("Swingline Loans") to the Borrower;
provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's outstanding Loans (other than
Swingline Loans), may exceed the Swingline Commitment then in effect) and
(ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline
Loan, the Total Exposures would exceed the Total Commitments.  During the
Commitment Period, the Borrower may use the Swingline Commitment by
borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be ABR Loans or Cost of Funds Rate
Loans only.

(b)     A Swingline Loan shall be an ABR Loan, unless the Borrower has requested a Cost of Funds Rate Loan at a Cost of Funds Rate quoted by the
Swingline Lender and confirmed by the Borrower pursuant to the following procedures. If the Borrower desires a Cost of Funds Rate Loan (i) the
Borrower shall request a quote for a Cost of Funds Rate Loan, and the
Swingline Lender shall within a reasonable time after receipt of the request directly contact the Borrower (which may be done by telephone) with its Cost of Funds Rate (confirmed by telecopy), (ii) the Borrower shall immediately inform the Swingline Lender of its decision as to whether to request a Cost of Funds Rate Loan at the Cost of Funds Rate (which may be done by telephone and promptly confirmed in writing and which decision shall be irrevocable), and (iii) if the Borrower has so informed the Swingline Lender that it does desire a Cost of Funds Rate Loan at the Cost of Funds Rate, the Swingline
Lender shall promptly make such Cost of Funds Rate Loan available to the
Borrower.  At all times such Loan is a Cost of Funds Rate Loan, the Borrower shall pay interest on the unpaid principal amount of such Cost of Funds Rate
Loan from the date of such Cost of Funds Rate Loan until such principal amount shall be paid in full at a rate per annum equal to the Cost of Funds
Rate in effect from time to time plus the Applicable Margin for Eurodollar
Loans in effect from time to time.

(c)     The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan and accrued interest thereon on the earlier of the Termination Date and the date that is five Business Days after such Swingline Loan is made (or such earlier date on which the Swingline
Loans become due and payable pursuant to Section 7); provided that on each date that a Loan (other than a Swingline Loan) is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.20. Procedure for Swingline Borrowing; Refunding of Swingline Loans.

            (a)  The Borrower may borrow under the Swingline Commitment during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written notice substantially in the form of Exhibit H, which notice must be executed by a Responsible
Officer of the Borrower and received by the Administrative Agent prior to
1:00 P.M., New York City time, on the requested Borrowing Date.  Each such notice shall specify (i) the amount to be borrowed and (ii) the requested
Borrowing Date.  Each borrowing under the Swingline Commitment shall be in an amount equal to

$500,000 or a whole multiple of $100,000 in excess thereof.
The Swingline Lender will make the amount of each borrowing under the
Swingline Facility available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section
9.2 prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent, unless the Swingline Lender has received notice (by telephone or in writing)
from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the proposed Borrowing Date (A) directing the Swingline
Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.19(a), or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied.  Such borrowing will then be made available to the Borrower by the
Administrative Agent crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the
Swingline Lender promptly upon receipt thereof and in like funds as received by the Administrative Agent.

(b)    The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one
Business Day's notice given by the Swingline Lender no later than 12:00 Noon,
New York City time, request each Lender to make, and each Lender hereby agrees to make, a Loan, in an amount equal to such Lender's Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans")
outstanding on the date of such notice, to repay the Swingline Lender, without regard to the minimum and multiple specified in Section 2.2.  Each
Lender shall make the amount of such Loan available to the Administrative
Agent for the account of the Issuing Lender at the office of the
Administrative Agent specified in Section 9.2 prior to 10:00 A.M., New York
City time, one Business Day after the date of such notice in funds immediately available to the Administrative Agent.  The proceeds of such
Loans will then be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.

(c)   (i) If prior to the time a Loan could have otherwise been made pursuant to Section 2.20(b), one of the events described in Section 7(e) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Loans are not or cannot be made as contemplated by Section 2.20(b), each Lender shall, on the date such Loan should have been made pursuant to the notice referred to in Section 2.20(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline
Lender an amount (the "Swingline Participation Amount") equal to (x) such
Lender's Percentage times (y) the sum of the aggregate principal amount of
Swingline Loans then outstanding that were to have been repaid with such
Loans.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan as described in the preceding sentence.

            (ii) If any Lender fails to make available to the Administrative
Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.20 by the time specified in Section 2.20(b), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent),

on
demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the
Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Loan included in the relevant borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Lender (through the
Administrative Agent) with respect to any amounts owing under this clause
(ii) shall be conclusive absent manifest error.

(d)     Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender
receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount
(appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the
Swingline Lender.

(e)   Each Lender's obligation to make the Loans referred to in Section
2.20(b) and to purchase participating interests pursuant to Section 2.20(c)
shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline
Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower,
(iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)   The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

SECTION 3.                                 [RESERVED]
SECTION 4.                       REPRESENTATIONS AND WARRANTIES
            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.  Financial Condition.  (i)  The consolidated balance sheet of the
Borrower and its consolidated Subsidiaries as at December 31, 2008 and the related consolidated

statements of income and of cash flows for the fiscal
year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have been included in the Borrower's Annual Report on Form 10-K for the
fiscal year, ended as of such date, as filed with the Securities and Exchange
Commission, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.  Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved

4.2.  No Change.  From December 31, 2008, there has been no development or event which has had a Material Adverse Effect.

4.3.  Corporate Existence.  The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of
California and has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (b) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4.  Corporate Power; No Legal Bar.  The execution, delivery, and performance by the Borrower of this Agreement and any Note are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate any provision of law or any agreement, indenture, note, or other instrument binding upon or affecting it or its charter or by-laws or give cause for acceleration of any of its Indebtedness, except to the extent that such violation or acceleration would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5.  Authorization; Enforceability.  All authorizations, approvals, and other actions by, and notices to and filings with all Governmental
Authorities required for the due execution, delivery and performance of this
Agreement and any Note have been obtained or made and are in full force and effect, except to the extent that the failure to obtain or make, or to have in full force and effect, such authorizations, approvals, other actions, notices and filings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of this Agreement and each Note executed in connection herewith is a legally valid and binding obligation of the Borrower enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

4.6.  ERISA.  No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "reportable event" (herein defined as any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder)
has occurred in the last five years with respect to any Plan which would reasonably be expected to have a Material Adverse Effect with respect to the consolidated financial condition of the Borrower and its consolidated
Subsidiaries.

4.7.  No Material Litigation.  There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending

or, to the knowledge of the Borrower, threatened against
the Borrower or any Significant Subsidiary of the Borrower which have not been disclosed in public filings with the Securities and Exchange Commission
(a) that would reasonably be expected to have a Material Adverse Effect or
(b) with respect to any of the Loan Documents.

4.8.  Taxes.  All United States Federal income tax returns of the Borrower and its Significant Subsidiaries that file consolidated income tax returns with the Borrower have been examined and closed through the fiscal year of the Borrower ended December 31, 1993, except for certain affirmative claims related to tax years 1986 to 1993. The Borrower and such Significant
Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any such Significant Subsidiary, except (a) any taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower or such Significant
Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) any taxes that are immaterial in amount.  The charges, accruals and reserves on the books of the Borrower and such
Significant Subsidiaries in respect of any taxes and other governmental charges are, in the opinion of the Borrower, adequate.

4.9.  Purpose of Loans.  The proceeds of the Loans and Swingline Loans shall be used by the Borrower for general corporate purposes (including to refinance and repay its commercial paper issuances).  The use of proceeds of the Loans and Swingline Loans shall be in compliance with all applicable decisions of the California Public Utilities Commission.  No part of the proceeds of any Loans and Swingline Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect.

4.10. No Default.  Neither the Borrower nor any of its Significant
Subsidiaries is in default under or with respect to any of its Contractual
Obligations in any respect that would reasonably be expected to have a
Material Adverse Effect and no Default or Event of Default has occurred and is continuing.  The execution, delivery and performance of the Loan Documents do not contravene any provision of the Indenture.

4.11. Environmental Matters.  The Borrower and its Significant Subsidiaries
do not have liabilities under Environmental Laws or relating to Materials of
Environmental Concern that have not been disclosed in public filings with the
Securities and Exchange Commission as of the Closing Date that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.                            CONDITIONS PRECEDENT
5.1.  Conditions of Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on or prior to March 17, 2009:

(a)   Execution of Agreement.  (i)  This Agreement shall have been executed and delivered by a duly authorized officer of each of the Borrower and the
Administrative Agent and

(ii) the Administrative Agent shall have received an
executed counterpart hereof (or a copy thereof by facsimile transmission)
from each Lender listed on Schedule 1.1.

(b)   Closing Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated as of such effective date, substantially in the form of Exhibit C, executed by any Responsible Officer and the
Secretary or any Assistant Secretary of the Borrower, and attaching the documents referred to in Sections 5.1(c), (d) and (e).

(c)   Corporate Proceedings.  The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the
Administrative Agent, of the Board of Directors of the Borrower (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents and (ii) the borrowings contemplated hereunder.

(d)   Corporate Documents.  The Administrative Agent shall have received a copy of the articles of incorporation and by-laws of the Borrower.

(e)   Regulatory Approvals.  The Administrative Agent shall have received copies of any required orders of the California Public Utilities Commission approving the Borrower's execution, delivery and performance of this
Agreement and the other Loan Documents and the borrowings hereunder.

(f)   Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions, with a copy for each Lender:

(i)   the executed legal opinion of Barbara E. Mathews, Vice President,
      Associate General Counsel, Chief Governance Officer and Corporate
      Secretary to the Borrower, substantially in the form of Exhibit D-1; and

(ii)  the executed legal opinion of Simpson Thacher and Bartlett LLP, special
      New York counsel to the Administrative Agent, substantially in the form of Exhibit D-2.

(g)   Approvals.  All governmental and third party approvals necessary in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall have been obtained and be in full force and effect.

5.2.  Conditions to Each Extension of Credit.  The agreement of each Lender to make any Loan (including the agreement of the Swingline Lender to make any
Swingline Loan) requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a)   Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except (i) any representations and warranties which are explicitly stated as having been made as of a specific date, which representations and warranties shall be true and correct in all material respects on and as of such specific date and (ii) the representations and warranties set forth in Sections 4.2

and 4.7 shall not be required to be
restated on any date (including, for the avoidance of doubt, any Borrowing
Date) after the Closing Date.

(b)   No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and Swingline
Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.                                 COVENANTS
            The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative
Agent hereunder or under any other Loan Document:

6.1.  Financial Statements; Certificates.  The Borrower shall furnish to the
Administrative Agent, who shall forward to each Lender:

(a)   as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by
      PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b)   as soon as practicable, but in any event not later than 90 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the
      Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year certified by a
      Responsible Officer as being fairly stated in all material respects
      (subject to normal year-end audit adjustments);

(c)   within fourteen days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within three days after the same are filed, notice by electronic mail of the filing of any financial statements and reports which the Borrower may make to, or file with, the Securities and
      Exchange Commission or any successor or analogous Governmental
      Authority;

(d)   promptly, such additional financial and other information as the
      Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(e)   concurrently with the delivery of any quarterly or annual financial statements pursuant to this Section 6.1, a certificate of a Responsible
      Officer (i) stating that, to the best of each such Responsible
      Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements in this Agreement and the other Loan Documents to be observed or performed by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii)
      containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 6.8 of this
      Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

All such financial statements in (a) and (b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            Documents  required to be delivered pursuant to paragraph (a), (b)
or (c) of this Section 6.1 (to the extent any such  documents  are included in materials otherwise filed with the SEC) may be delivered  electronically,  and if so  delivered,  shall be deemed to have been  delivered  on the date (i) on which the  Borrower  posts such  documents,  or provides a link thereto on the
Borrower's  website  on the  Internet;  or (ii) on which  such  documents  are posted on the Borrower's  behalf on an Internet or intranet  website,  if any, to which each  Lender and the  Administrative  Agent  have  access  (whether a commercial,  third-party  website or whether  sponsored by the  Administrative
Agent);  provided  that:  (i) the Borrower  shall deliver paper copies of such documents  to  the  Administrative  Agent  or any  Lender  that  requests  the
Borrower  to  deliver  such  paper  copies  until a written  request  to cease delivering  paper copies is given by the  Administrative  Agent or such Lender and (ii) the Borrower  shall notify the  Administrative  Agent and each Lender
(by  facsimile  transmission  or  electronic  mail) of the posting of any such
documents  and  provide  to  the  Administrative   Agent  by  electronic  mail
electronic  versions (i.e.,  soft copies) of such  documents.  Notwithstanding anything  contained  herein,  in every instance the Borrower shall be required to provide paper copies of the  certificates  signed by a Responsible  Officer required by  paragraph  (e) of this Section 6.1 to the  Administrative  Agent.
Except  for  such  certificates,   the  Administrative  Agent  shall  have  no
obligation  to request the  delivery or to  maintain  copies of the  documents referred to above,  and in any event shall have no  responsibility  to monitor compliance  by the  Borrower  with any such  request  for  delivery,  and each
Lender  shall  be  solely  responsible  for  requesting   delivery  to  it  or
maintaining its copies of such documents.

            The  Borrower  hereby  acknowledges  that  (a) the  Administrative
Agent  will  make  available  to  the  Lenders  materials  and/or  information provided by or on behalf of the Borrower hereunder  (collectively,  "Borrower
Materials")  by  posting  the  Borrower  Materials  on  IntraLinks  or another similar  electronic  system  (the  "Platform")  and (b) certain of the Lenders
(each,  a  "Public  Lender")  may have  personnel  who do not wish to  receive
material   non-public   information  with  respect  to  the  Borrower  or  its
Affiliates,  or the respective securities of any of the foregoing, and who may be engaged in investment and other  market-related  activities with respect to such  Persons'  securities.  The Borrower  hereby agrees that (w) all Borrower
Materials  that are to be made  available to Public  Lenders  shall be clearly and  conspicuously  marked "PUBLIC"  which, at a minimum,  shall mean that the word  "PUBLIC"  shall appear  prominently

on the first page  thereof;  (x) by
marking  Borrower  Materials  "PUBLIC,"  the Borrower  shall be deemed to have authorized  the  Administrative  Agent and the Lenders to treat such  Borrower
Materials as not containing any material  non-public  information with respect to the Borrower or its  securities  for purposes of United States  federal and state  securities  laws (provided,  however,  that to the extent such Borrower
Materials constitute  Confidential  Information,  they shall be treated as set forth in  Section  9.14);  (y) all  Borrower  Materials  marked  "PUBLIC"  are permitted to be made  available  through a portion of the Platform  designated
"Public Side Information;" and (z) the  Administrative  Agent and the Arranger
shall be  entitled  to  treat  any  Borrower  Materials  that  are not  marked
"PUBLIC" as being  suitable only for posting on a portion of the Platform that is not designated "Public Side Information".

6.2.  Compliance; Maintenance of Existence.  The Borrower will, and will cause each of its Significant Subsidiaries to (a) comply with all
Requirements of Law and material Contractual Obligations except to the extent that failure to comply therewith would not materially and adversely affect the ability of the Borrower to perform its obligations hereunder; and (b)(i)
preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (i) and (ii) above, as permitted by
Section 6.5 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse
Effect.

6.3.  Inspection of Property; Books and Records; Discussions.  The Borrower
will, and will cause each of its Significant Subsidiaries to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b)
permit representatives of any Lender (not more frequently than once per year if no Default or Event of Default exists) upon reasonable notice to the
Borrower to visit and inspect its properties and request and obtain copies of its financial records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant
Subsidiaries with officers of the Borrower and such Significant Subsidiaries and with their independent certified public accountants.

6.4.  Notices.  The Borrower shall promptly give notice to the Administrative
Agent, and the Administrative Agent shall in turn give notice to each Lender, of:

(a)   the occurrence of any Default or Event of Default;

(b)   any downgrade in the senior unsecured debt ratings of the Borrower issued by S and P or Moody's; and

(c)   any litigation or proceeding or, to the knowledge of the Borrower, investigation that relates to any Loan Document.

            Each notice pursuant to clause (a) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

6.5.  Limitation on Fundamental Changes.  The Borrower will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

(a)   the Borrower may be merged or consolidated with another Person so long as the Borrower is the continuing or surviving corporation and after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred or be continuing; and

(b)   the Borrower may be merged or consolidated with, or sell all or substantially all of its property, business and assets to, another Person so long as, if the Borrower is not the continuing or surviving corporation, (i)
the senior unsecured debt rating of the survivor or purchaser shall be at least BBB- by S and P and at least Baa3 by Moody's, (ii) the survivor or purchaser shall assume the Borrower's obligations hereunder in accordance with documentation reasonably acceptable to the Administrative Agent and
(iii) after giving effect to such merger, consolidation or sale, no Default or Event of Default shall have occurred or be continuing.

6.6.  Disposition of Property.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, dispose of a substantial portion of its property, whether now owned or hereafter acquired (except (i) dispositions of inventory in the ordinary course of business, (ii) disposition of obsolete or worn out property in the ordinary course of business and (iii) dispositions of assets having a value, in the aggregate for all such dispositions from and after the
Closing Date, not exceeding 25% of the book value of the consolidated assets of the Borrower and its Subsidiaries as reflected on the financial statements most recently furnished by the Borrower to the Administrative Agent pursuant to Section 6.1(a) or (b) prior to such disposition; provided, that if no financial statements have been provided pursuant to Section 6.1(a) or (b)
since the Closing Date, as reflected on the most recent financial statements referred to in Section 4.1).

6.7.  Consolidated Capitalization Ratio.  The Borrower shall not permit the
Consolidated Capitalization Ratio on the last day of any fiscal quarter to exceed 0.65 to 1.0.

6.8.  Limitation on Liens.  The Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Liens not prohibited by the Indenture.

SECTION 7.                             EVENTS OF DEFAULT
            If any of the following events shall occur and be continuing:

(a)   The Borrower shall fail to pay any principal of any Loan or Swingline
      Loan when due in accordance with the terms hereof, or to pay any interest on any Loan or Swingline Loan, or any other amount payable hereunder, within 5 Business Days after any such amount becomes due in accordance with the terms hereof;

(b)   Any representation or warranty made to the Administrative Agent or any
      Lender in connection with the execution and delivery of this Agreement or any other

      Loan Document or the making of Loans and the Swingline
      Loans hereunder proves to have been incorrect in any material respect when made;

(c)   The Borrower shall default in the performance of (i) any agreement contained in Section 6.5 or 6.8 of this Agreement or (ii) any other term, covenant, or provision contained in this Agreement or any other
      Loan Document (other than as provided in paragraphs (a) and (b) of this
      Section) and, in the case of any default under this clause (ii), such default shall continue unremedied for 30 days after the Administrative
      Agent shall have given notice thereof to the Borrower;

(d)   The Borrower or any of its Significant Subsidiaries shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
      (c) make a general assignment for the benefit of its creditors,
      (d) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower or any of its Significant
      Subsidiaries in an involuntary case under such federal laws, or
      (g) take any corporate action for the purpose of affecting any of the foregoing;

(e)   A case or other proceeding shall be commenced (including commencement of such case or proceeding by way of service of process on the Borrower or any of its Significant Subsidiaries), in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the
      Borrower or any of its Significant Subsidiaries, (b) the appointment of a trustee, receiver, custodian, liquidator, or the like of the Borrower or any of its Significant Subsidiaries or of all or any substantial part of the assets of the Borrower or such Significant Subsidiary,
      (c) similar relief in respect of the Borrower or any of its Significant
      Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or a warrant of attachment, execution, or similar process shall be issued against a substantial part of the property of the Borrower or any of its Significant Subsidiaries and such case, proceeding, warrant, or process shall continue undismissed or unstayed and in effect for a period of 45 days, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered in an involuntary case under such federal bankruptcy laws;

(f)   A trustee shall be appointed to administer any Plan under Section 4042 of ERISA, or the PBGC shall institute proceedings to terminate, or to have a trustee appointed to administer any Plan and such proceedings shall continue undismissed or unstayed and in effect for a period of 30 days, and any such event shall result in any liability which would reasonably be expected to result in a Material Adverse Effect;

(g)   The Borrower or any of its Significant Subsidiaries shall (i) default in any payment of principal or interest on any Indebtedness in an aggregate amount in excess of

      $100,000,000 or in the payment of any
      guarantee thereof beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness or guarantee thereof was created; or (ii) default beyond any applicable grace period in the observance or performance of any other agreement or condition relating to any such Indebtedness or guarantee thereof or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated
      maturity; provided, however, that if such default shall be cured by the
      Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish additional or other security therefor reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such
      Significant Subsidiary to furnish additional or other security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived unless payment of the Loans and, if applicable, Swingline Loans hereunder has been accelerated prior to such cure or waiver; or

(h)   There shall have been entered by a court of competent jurisdiction within the United States and shall not have been vacated, discharged or stayed within sixty (60) days from the entry thereof (or such longer period as may be provided by law) one or more final judgments or final decrees for payment of money against the Borrower or any of its
      Significant Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) in excess of $100,000,000;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (d) or (e) of this Section with respect to the
Borrower, automatically the Commitments shall immediately terminate and the
Loans and Swingline Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) if requested by Lenders having more than 66?% in aggregate amount of the
Commitments, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) if requested by Lenders having more than 66?% in aggregate amount of the Commitments (or, if the Commitments have been terminated, by Lenders having more than 66?% of the Total Exposures), the Administrative Agent shall, by notice to the Borrower, declare the Loans and Swingline Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8.                          THE ADMINISTRATIVE AGENT

8.1.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the
Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the
Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

8.2.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the
Administrative Agent and the term "Lender", "Lenders" and "Swingline Lender"
shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the
Administrative Agent hereunder and without any duty to account therefor to the Lenders.

8.3.  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the
Administrative Agent:

(a)   shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)   shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the
      Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan
      Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)   shall not, except as expressly set forth herein and in the other Loan
      Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any
      capacity.

            The Administrative  Agent shall not be liable for any action taken or not taken by it (i) with the  consent  or at the  request  of the  Required
Lenders  (or such  other  number  or  percentage  of the  Lenders  as shall be necessary,  or as the  Administrative  Agent shall believe in good faith shall be necessary,  under the  circumstances  as provided in Sections 7 and 9.1) or
(ii) in the absence of its own gross negligence or willful misconduct.

            The Administrative  Agent shall not be responsible for or have any
duty  to   ascertain  or  inquire   into  (i)  any   statement,   warranty  or
representation  made in or in connection with this Agreement or any other Loan
Document,  (ii) the  contents  of any  certificate,  report or other  document delivered  hereunder or  thereunder  or in  connection  herewith or therewith,
(iii) the  performance  or observance of any of the  covenants,  agreements or other terms or  conditions  set forth herein or therein or the  occurrence  of any Default, (iv) the validity,  enforceability,  effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement,  instrument or document or (v) the  satisfaction  of any  condition set forth in Section 5 or  elsewhere  herein,  other  than to  confirm  receipt  of  items  expressly required to be delivered to the Administrative Agent.

8.4.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  As between the
Administrative Agent and the Lenders, Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a
Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such
Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to the Lenders for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other
Loan Document by or through any one or more sub agents appointed by the
Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, partners, directors, officers, employees, agents, trustees and advisors.  The exculpatory provisions of this
Article shall apply to any such sub agent and to the Affiliates, partners, directors, officers, employees, agents, trustees and advisors of the
Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

8.6.  Resignation of Administrative Agent.  The Administrative Agent may at
any time, upon 15 days' prior written notice to the Lenders and the Borrower, resign as Administrative Agent.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the
United States.  If no such successor shall have been so appointed by the
Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above;

provided that if the Administrative Agent shall notify the Borrower and the
Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor
Administrative Agent as provided for above in this Section.  For the avoidance of doubt, the resignation of the Administrative Agent shall not relieve the Lenders of the obligation to make Loans hereunder.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 9.5 and 9.13(e) shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective
Affiliates, partners, directors, officers, employees, agents, trustees and advisors in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative
Agent.

8.7.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
acknowledges that it has, independently and without reliance upon the
Administrative Agent or any other Lender or any of their respective
Affiliates, partners, directors, officers, employees, agents, trustees and advisors and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Affiliates, partners, directors, officers, employees, agents, trustees and advisors, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.8.  No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Syndication Agent nor the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8.9.  Indemnification.  The Lenders agree to indemnify each Agent in its capacity as the Administrative Agent or the Syndication Agent or a
Co-Documentation Agent, as the case may be (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated, the
Loans and Swingline Loans shall have been paid in full, ratably in accordance with such Percentages

immediately prior to such date), from and against any
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and
Swingline Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.10. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan
Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative
Agent and its Affiliates are arm's-length commercial transactions between the
Borrower and its Affiliates, on the one hand, and the Administrative Agent and its Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative and its
Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative
Agent nor its Affiliates has any obligation to the Borrower or any of its
Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and
(iii) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the
Borrower and its Affiliates, and neither the Administrative Agent nor its
Affiliates has any obligation to disclose any of such interests to the
Borrower or its Affiliates.  To the fullest extent permitted by law, the
Borrower hereby waives and releases any claims that it may have against the
Administrative Agent and its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

8.11. Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".  In the event that the Administrative Agent receives such a notice, the
Administrative Agent shall give notice thereof to the Lenders.  The
Administrative Agent shall take such action with respect to such Default or
Event of Default as shall be reasonably directed by the Required Lenders, or, in the case of the declaration of termination of Commitments or acceleration of amounts owing under this Agreement and the other Loan Documents pursuant to Section 7, by Lenders having more than 66?% in aggregate amount of the
Commitments (or, if the

Commitments have been terminated, by Lenders having
more than 66?% of the Total Exposures); provided that unless and until the
Administrative Agent shall have received such directions, the Administrative
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 9.                               MISCELLANEOUS

9.1.  Amendments and Waivers.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, enter into with the Borrower written amendments, supplements, modifications or waivers hereto and to the other Loan Documents; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or Swingline Loan, (B) alter the pro rata payment sharing requirements of the first sentence of Section 2.11(a), (C) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (D) increase the amount or extend the termination date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of
Required Lenders, in each case without the written consent of all the Lenders or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent or (iv) amend, modify or waive any provision affecting the rights or duties of the Swingline Lender without the written consent of the Swingline Lender.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders (or all or affected Lenders as provided in the preceding sentence) and the Borrower, as the case may be.

9.2.  Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in
Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:                 Southern California Edison Company
                                    2244 Walnut Grove Avenue
                                    Rosemead, California 91770
                                    Attention:  Manager of Cash Management
                                    Fax:  (626) 302-1472

      The Administrative Agent:     Bank of America, N.A.
                                    901 Main Street
                                    Dallas, TX 75202-3714
                                    Attention: Jared L. McClure
                                    Fax: (214) 290-9413

      The Swingline Lender          Bank of America, N.A.
                                    901 Main Street
                                    Dallas, TX 75202-3714
                                    Attention: Jared L. McClure
                                    Fax: (214) 290-9413

provided that any notice, request or demand to or upon the Administrative
Agent or the Lenders pursuant to Section 2.1, 2.2, 2.5, 2.6, 2.10, or 2.13 shall not be effective until received.

9.3.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            Notwithstanding  anything to the contrary  contained  herein or in any other  Loan  Document,  the  authority  to  enforce  rights  and  remedies hereunder  and under the other Loan  Documents  against the Borrower  shall be vested  exclusively  in, and all actions and  proceedings at law in connection with such enforcement  shall be instituted and maintained  exclusively by, the
Administrative  Agent in accordance  with Section 7 for the benefit of all the
Lenders;  provided,  however,  that the  foregoing  shall not prohibit (a) the
Administrative  Agent  from  exercising  on its  own  behalf  the  rights  and remedies that inure to its benefit  (solely in its capacity as  Administrative
Agent)  hereunder  and under the other Loan  Documents,  (b) any  Lender  from exercising  setoff rights in accordance  with Section  9.7(b)  (subject to the terms of  Section  9.7(a));  (c) any  Lender  from  filing  proofs of claim or appearing  and filing  pleadings  on its own behalf  during the  pendency of a proceeding  relative to the Borrower under the  Bankruptcy  Code of the United
States and all other similar  debtor  relief Laws or (d) the Swingline  Lender from  exercising the rights and remedies that inure to its benefit  (solely in its  capacity  as  Swingline  Lender)  hereunder  and  under  the  other  Loan
Documents;  and  provided,  further,  that if at any time  there is no  Person acting as  Administrative  Agent hereunder and under the other Loan Documents, then (i) Lenders having more than 66?% in aggregate  amount of the Commitments
(or, if the Commitments  have been  terminated,  Lenders having more than 66?%
of the Total  Exposures)  shall  have the  rights  otherwise  ascribed  to the
Administrative  Agent  pursuant  to  Section  7 and  (ii) in  addition  to the matters set forth in clauses (c) and (d) of the preceding  proviso and subject to Section  9.7(a),  any Lender may, with the consent of the Required  Lenders or, with respect to any  termination  or  acceleration  pursuant to Section 7,
Lenders having more than 66?% in aggregate  amount of the Commitments  (or, if the Commitments have been terminated,  by Lenders having more than 66?% of the
Total  Exposures),  enforce  any rights and  remedies  available  to it and as authorized  by the  Required  Lenders  or  Lenders  having  more  than 66?% in aggregate  amount  of the  Commitments  (or,  if  the  Commitments  have  been terminated,  by Lenders having more than 66?% of the Total Exposures),  as the case may be.

9.4.  Survival.  (a)  The agreements contained in Sections 2.13, 2.14, 2.15,
8.9 and 9.5 shall survive the termination of this Agreement and the payment of the Loans and Swingline Loans and all other amounts payable hereunder.

(b)   All representations and warranties made hereunder, in the other Loan
Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5.  Payment of Expenses and Taxes.  (a)  The Borrower agrees (i) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this
Agreement and the other Loan Documents including, without limitation, the reasonable fees and expenses of counsel to the Agents in connection with this
Agreement and the other Loan Documents, (ii) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights (x)
under this Agreement or the other Loan Documents including, without limitation, the fees and disbursements of one joint counsel to the Lenders and the Administrative Agent and (y) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, provided that notwithstanding the foregoing, the Borrower agrees to pay or reimburse the fees and disbursements of separate counsel to any Lender or the
Administrative Agent to the extent of any conflict of interest among the
Lenders or between the Lenders and the Administrative Agent, (iii) to pay,
indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than any net income or franchise taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (iv) to pay, indemnify, and hold each Lender and the
Administrative Agent and their respective directors, officers, employees, affiliates and agents (each, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including fees, charges and disbursements of counsel, both incurred by indemnified person and asserted against such indemnified person of any kind or nature whatsoever, with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan
Documents; Loans as well as the use of proceeds of the Loans; any presence or release of Hazardous Materials on or from any property owner or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability
related to the Borrower or its subsidiaries; and, any actual or prospective claim, litigation, investigation or proceeding related to the foregoing regardless of whether any indemnified person is a party thereto (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities that are determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of an indemnified person, that result from a claim brought by the Borrower against an indemnified person for a breach in
bad faith of such Person's obligations hereunder or under any other Loan
Document, from the breach by such indemnified person of its Contractual
Obligations to the Borrower or from negotiated settlements of pending or threatened legal actions entered into by such indemnified person without the
Borrower's consent (unless such consent has been unreasonably withheld).  No indemnified person referred to above shall be liable for any damages arising from the unauthorized use by unintended recipients of any information or other materials distributed to such recipients by such indemnified person through electronic telecommunications or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such indemnified person as determined by a judgment of a court of competent jurisdiction.

      (b)   To  the  extent  that  the   Borrower  for  any  reason  fails  to
indefeasibly  pay any amount  required under  paragraph (a) this Section to be paid by it to the  Administrative  Agent  (or any  sub-agent  thereof)  or any
Affiliate,  partner, director, officer, employee, agent, trustee or advisor of
any  of  the  foregoing,   each  Lender   severally   agrees  to  pay  to  the
Administrative  Agent  (or any such  sub-agent)  or such  Affiliate,  partner, director,  officer,  employee, agent, trustee and advisor, as the case may be, such  Lender's  Percentage  (determined  as of the time  that  the  applicable unreimbursed  expense or indemnity  payment is sought) of such unpaid  amount, provided that the unreimbursed  expense or indemnified  loss,  claim,  damage, liability or related expense,  as the case may be, was incurred by or asserted against the  Administrative  Agent (or any such sub-agent) or the sub-agent in its  capacity as such,  or against  any their  Affiliate,  partner,  director, officer,  employee,  agent, trustee and advisor of any of the foregoing acting for the  Administrative  Agent (or any such sub-agent) in connection with such capacity.  The  obligations  of the Lenders to make payments  pursuant to this paragraph  (b),  obligations  of the  Lenders  hereunder  to make  Loans,  are several and not joint.

      (c)   All  amounts  due under this  Section  shall be payable  not later than ten Business Days after the due date therefor.

9.6.  Transfer Provisions.  (a)  Successors and Assigns.  This Agreement
shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)   Participations.  Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants")
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this
Agreement to the other parties to this Agreement shall remain unchanged, such
Lender shall remain solely responsible for the performance thereof, such
Lender shall remain the holder of any such Loan and interests for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

The Borrower agrees that each
Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans and
Swingline Loans outstanding from time to time as if such Participant were a
Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section, and provided, further that such Participant shall have complied with the provisions of Section
2.16, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)   Assignments.  Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time, assign to any Lender or any Affiliate thereof (provided that, in the event of such assignment, the assigning Lender shall provide written notice of assignment to the Administrative Agent and the Borrower; provided further that, any liability of the Borrower to an assignee that is an
Affiliate of the Assigning Lender under Section 2.13 or 2.14 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment) or, with the consent of the Borrower, the
Administrative Agent and the Swingline Lender (which consent of the Borrower, the Administrative Agent and the Swingline Lender shall not be unreasonably withheld or delayed and which consent shall not be required from the Borrower during the continuation of an Event of Default), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an
Assignment and Assumption, substantially in the form of Exhibit E (an
"Assignment and Assumption"), executed by such Assignee, such assigning
Lender, and (to the extent required by this paragraph) the Administrative
Agent and the Swingline Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower) and delivered to the
Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, (i) the sum (without duplication) of the aggregate principal amount of the Commitments and Exposure being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the
Borrower and the Administrative Agent); (ii) the sum (without duplication) of the aggregate principal amount of the Commitments and Exposure retained by the assigning Lender, if any, shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative
Agent; and (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this
Agreement and the other Loan Documents (provided this clause (iii) shall not apply to the Swingline Lender's rights and obligations in respect of such
Swingline Loan).  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and
Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such
Assignment and Assumption, be released from its obligations under this
Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto), but shall retain its rights pursuant to Sections 2.13, 2.14, 2.15 and 9.5 in respect of the period prior to such effective date.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section

9.6(c) shall be treated for purposes of this
Agreement, at the election of the Borrower in its sole discretion as either
(A) null and void or (B) a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.6(b).

(d)   The Register.  The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in
Section 9.2 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts of the Loans and
Swingline Loans owing to, each Lender from time to time.  The entries in the
Register shall be conclusive, in the absence of manifest error, and the
Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan, Swingline Loan or other obligation hereunder not evidenced by a
Note, shall treat each Person whose name is recorded in the Register as the owner of a Loan, Swingline Loan or other obligation hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  Any assignment of any Loan, Swingline Loans or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.  The
Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)   Recordation.  Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an Assignee, the Administrative Agent (and, in the
case of an Assignee that is not then a Lender or an Affiliate thereof, by the
Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the
Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(f)   Disclosure.  Subject to Section 9.14, the Borrower authorizes each
Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in such
Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this
Agreement or which has been delivered to such Lender by or on behalf of the
Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(g)   Pledges.  For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of
Loans, Swingline Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any
Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(h)   Resignation as Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (c) above,
Bank of America may, upon 15 days' notice to the Borrower, resign as
Swingline Lender.  In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor
Swingline Lender hereunder; provided, however, that no failure by the
Borrower to appoint any

such successor shall affect the resignation of Bank
of America as Swingline Lender.  If Bank of America resigns as Swingline
Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the
Lenders to make Loans or fund risk participations in outstanding Swingline
Loans pursuant to Section 2.20.  Upon the appointment of a successor
Swingline Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender.

9.7.  Adjustments; Set-Off.  (a)  Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or
Lenders, if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or participations in Swingline Loans, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(d) or (e), or otherwise), in a greater proportion than any such payment to or collateral received by any other
Lender, if any, in respect of such other Lender's Loans, or interest thereon, or participations in Swingline Loans, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or participations in Swingline Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited
Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
Notwithstanding the foregoing, no Lender shall exercise any right of set-off against the Borrower in connection with this Agreement without the consent of the Required Lenders.

(b)            In addition to any rights and remedies of the Lenders provided by law, upon (i) the occurrence and during the continuance of any Event of
Default and (ii) the declaration by Lenders having more than 66?% in aggregate amount of the Commitments (or, if the Commitments have been terminated, by Lenders having more than 66?% of the Total Exposures) pursuant to clause (ii) of Section 7 of the Loans and Swingline Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8.  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and

the same instrument.  A set of the copies of
this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.9.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10. Integration.  This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12. WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE
LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY
LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.  THIS WAIVER SHALL APPLY TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT.

9.13. Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the
      State of New York, the courts of the United States for the Southern
      District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the
      Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14. Confidentiality.  Each of the Administrative Agent and the Lenders
expressly agree, for the benefit of the Borrower and its Subsidiaries, to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the
Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such
Confidential Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower and its Subsidiaries containing provisions substantially the same as those of this Section 9.14, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the prior express written consent of the Borrower or its Subsidiaries, as applicable, or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the
Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or its Subsidiaries.  For the purposes of this
Section 9.14, "Confidential Information" means all information, including material nonpublic information within the meaning of Regulation FD promulgated by the SEC ("Regulation FD"), received from the Borrower or its
Subsidiaries relating to such entities or their respective businesses, other than any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such entities;
provided that, in the case of information received from the Borrower or its
Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such
Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information; provided, however, that with respect to disclosures pursuant to clauses (b) and (c) of this Section, unless prohibited by law or applicable court order, each Lender and the Administrative Agent shall attempt to notify the Borrower and its Subsidiaries of any request by any governmental agency or representative thereof or other Person for disclosure of Confidential Information after receipt of such request, and if reasonable, practicable and permissible, before disclosure of such Confidential
Information.  It is understood and agreed that the Borrower, its Subsidiaries and their respective Affiliates may rely upon this Section 9.14 for any purpose, including without limitation to comply with Regulation FD.

9.15. USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L.
107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be duly  executed  and  delivered  by  their  proper  and  duly  authorized officers as of the day and year first above written.

                                    SOUTHERN CALIFORNIA EDISON COMPANY

                                    By: /s/ George T. Tabata
                                    Name:   George T. Tabata
                                    Title:  Assistant Treasurer

                                    BANK OF AMERICA, N.A.,
                                      as Administrative Agent

                                    By:/s/ Richard Stein
                                    Name:  Richard Stein
                                    Title: Senior Vice President

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                                    BANK OF AMERICA, N.A.,
                                       as a Lender

                                    By: /s/ Richard Stein
                                    Name:   Richard Stein
                                    Title:  Senior Vice President

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                                    BARCLAYS BANK PLC,
                                       as a Lender

                                    By: /s/ Alicia Borys
                                    Name:   Alicia Borys
                                    Title:  Assistant Vice President

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                                    MORGAN STALEY BANK, N.A.,
                                       as a Lender

                                    By: /s/ Melissa James
                                    Name:   Melissa James
                                    Title:  Authorized Signatory

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                                    SUNTRUST BANK,
                                       as a Lender

                                    By: /s/ Andrew Johnson
                                    Name:   Andrew Johnson
                                    Title:  Director

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                                    UBS Loan Finance LLC,
                                       as a Lender

                                    By: /s/ Irja R. Otsa
                                    Name:   Irja R. Otsa
                                    Title:  Associate Director

                                    By: /s/ April Varner-Nanton
                                    Name:   April Varner-Nanton
                                    Title:  Director

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                                    U.S. Bank National Association,
                                       as a Lender

                                    By: /s/ Raymond Palmer
                                    Name:   Raymond Palmer
                                    Title:  Senior Vice President

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                                    WELLS FARGO BANK, N.A.
                                       as a Lender

                                    By: /s/ Lisa Larpenteur
                                    Name:   Lisa Larpenteur
                                    Title:  Vice President